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                                                                    EXHIBIT 10.1

                           METRO-GOLDWYN-MAYER INC.

                           STOCK PURCHASE AGREEMENT
                           ------------------------



TRACINDA CORPORATION
150 S. Rodeo Drive
Beverly Hills, CA 90212

250 RODEO, INC.
150 S- Rodeo Drive
Beverly Hills, CA 90212

Dear Sirs:

     Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), proposes to distribute, on or about October 15, 1999, to the holders of its Common Stock, par value $.01 per share (the "Common Stock"), of record as of the close of business on October 15, 1999,(the "Record Date") transferable rights (the "Rights") to purchase an aggregate of 49,721,268 shares of Common Stock, subject to adjustment for the exercise of options prior to the close of business on the Record Date (the "Subscription Shares"), at a price of $14.50 per share (the "Subscription Price") by issuing to such holders of record rights certificates (the "Rights Certificates") evidencing 0.328 Rights for each share of Common Stock held as of the Record Date rounded up to the nearest whole right. The Company proposes to offer to sell the Subscription Shares on the basis of one Subscription Share for each whole Right held (the "Rights Offering"). The time of the first mailing of the Rights Certificates is hereinafter referred to as the "Time of Mailing." The Rights will expire at 5:00 P.M. on November 8, 1999 (the "Expiration Date"). Subject to the terms and conditions herein, the Company desires to sell, and 250 Rodeo, Inc., a Delaware corporation ("250 Rodeo"), desires to purchase, all of the Subscription Shares not subscribed for by the record holders or others in the Rights Offering (the "Unsubscribed Shares"), which will result in the receipt by the Company of aggregate proceeds from the sale of Subscription Shares and Unsubscribed Shares of approximately $721 million (before expenses payable by the Company). Such Unsubscribed Shares or any portion thereof are herein referred to as the "Securities."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-82775) and a related preliminary prospectus for the registration of the Rights and the Subscription Shares (the "Offering") under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement, as amended, (including all documents, if any, incorporated by reference therein), as from time to time amended or supplemented pursuant to the 1933 Act, is hereinafter referred to as the "Registration Statement." The Registration Statement was declared effective by the Commission on September 9, 1999. The final prospectus relating to the Offering constituting a part of the Registration Statement, together with the Company's prospectus supplement dated October 15,

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1999 (including in each case all documents, if any, incorporated by reference therein), is hereinafter referred to as the "Prospectus."

     Section 1.  Purchase, Sale and Delivery of Securities.
                 -----------------------------------------

            (a) Subject to the terms herein, the Company agrees to sell to 250 Rodeo and 250 Rodeo agrees to purchase from the Company at a price per share equal to the Subscription Price, all the Unsubscribed Shares simultaneously with the closing of the Rights Offering. Each of 250 Rodeo and Tracinda Corporation, a Nevada corporation ("Tracinda," and collectively with 250 Rodeo, the "Tracinda Group") agrees to exercise the basic subscription privilege (as defined in the Prospectus) with respect to any Rights held by it immediately prior to the expiration of the Rights Offering. The Tracinda Group will not exercise the oversubscription privilege (as defined in the Prospectus).

            (b) Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, 2121 Avenue of the Stars, 18/th/ Floor, Los Angeles, California, or at such other place as shall be agreed upon by 250 Rodeo and the Company, at 11:30 A.M., Los Angeles time, on the [third] business day after expiration of the Rights Offering, or such other time and date as shall be agreed upon by 250 Rodeo and the Company (such time and date of payment and delivery being herein called "Closing Time"). Each of the parties hereto acknowledges and agrees that each of Tracinda and 250 Rodeo is an affiliate of the Company and accordingly that its ability to resell the Securities or the Subscription Shares may be limited in accordance with Rule 144 under the 1933 Act and any other limitations imposed by the Securities and Exchange Commission. Each of the parties hereto further acknowledges that the Securities, as well as the Subscription Shares acquired by Tracinda and 250 Rodeo upon exercise of Rights will be subject to the terms of the Shareholders Agreement (as such term is defined in the Prospectus). Certificates for the Securities shall be in such denominations and registered in such names as 250 Rodeo may request in writing at least two business days before Closing Time.

     Payment for any Unsubscribed Shares shall be made to the Company in immediately available funds to be delivered by wire transfer to the account of the Company, against delivery to 250 Rodeo of certificates for the Securities, with such legends affixed to the reverse thereof as are required by Section 3.1 of the Shareholders Agreement.

            (c) Payment for Subscription Shares being acquired upon exercise of Rights by Tracinda and 250 Rodeo (and delivery of the certificates therefor) shall be made as provided in the Prospectus.

     Section 2.  Representations and Warranties.
                 ------------------------------

            (a) The Company hereby represents and warrants to Tracinda and 250 Rodeo as follows: (i) the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions set forth in Section 1 hereof, (ii) the execution and delivery by the Company of this Agreement, and the consummation by the Company of the

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transactions set forth in Section 1 hereof, have been duly authorized by all necessary corporate action on the part of the Company; (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity; (iv) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other, governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions set forth in
Section 1 hereof (other than the filing and effectiveness of the Registration Statement and the filing of the Prospectus under the 1933 Act); (v) the execution and delivery of this Agreement by the Company and the consummation of the transactions set forth in Section 1 hereof by the Company does not conflict with, or result in a breach of, any law or regulation of any Governmental authority applicable to the Company or any material agreement to which the Company is a party, and (vi) when issued and paid for in accordance with the provisions of Section 1 hereof, the shares of Common Stock sold to Tracinda and 250 Rodeo pursuant to Section 1 hereof shall be duly authorized, validly issued, fully paid, nonassessable, and free of any claims or encumbrances, other than
(a) any claims or encumbrances resulting from actions taken by Tracinda or 250 Rodeo with respect to the shares to be received by it hereunder, or (b) pursuant to the Shareholders Agreement.

            (b) Each of Tracinda and 250 Rodeo hereby represents and warrants to the Company as follows: (i) it has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions set forth in Section 1 hereof; (ii) the execution and delivery by it of this Agreement, and the consummation by it of the transactions set forth in Section 1 hereof, have been duly authorized by all necessary corporate action on its part;
(iii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity; (iv) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, it in connection with the execution and delivery of this Agreement by it or the consummation by it of the transactions set forth in Section I hereof (other than any filings pursuant to Section 16(a) of, or Regulation 13D under, the Securities Exchange Act of 1934, as amended); (v) the execution and delivery of this Agreement by it and the consummation by it of the transactions set forth in Section 1 hereof does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to it or, at the Closing, any material agreement to which it is a party; (vi) it will acquire the Securities for its own account and not with a view to distribution or resale in any manner which would be in violation of the 1933 Act, (vi) it will have at the Closing readily available funds in an amount sufficient to satisfy its obligations hereunder; and (vii) its outstanding securities are beneficially owned by less than 100 persons and it is not making, and it does not presently propose to make, a public offering of its securities.

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     Section 3.  Covenants.
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            (a)  Subject to the terms and conditions of this Agreement, each party hereto will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or reasonably desirable to consummate the transactions contemplated by this Agreement.

            (b)  Fees and Expenses. The Company hereby agrees to pay or
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reimburse all out-of-pocket expenses and fees reasonably incurred by Tracinda and 250 Rodeo and their affiliates in connection with their performance under this Agreement and the Rights Offering (including reasonable fees and expenses of legal counsel).

     Section 4.  Conditions to the Closing.
                 -------------------------

            (a) The obligations of each of Tracinda and 250 Rodeo, on the one hand, and the Company, on the other hand, to consummate their respective obligations pursuant to Section 1 hereof are subject to the satisfaction on or prior to the Expiration Date of each of the following conditions:

                 (i) The Registration Statement is effective; and at the Expiration Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                 (ii) Each of the representations and warranties of the other parties hereto contained in this Agreement shall be true and correct in all material respects, at and as of the Expiration Date, with the same force and effect as of the Expiration Date.

                 (iii) The Rights Offering shall have been completed in conformity with all of the requirements related thereto provided in the Registration Statement and the Prospectus.

            (b) The obligations of each of Tracinda and 250 Rodeo to consummate its obligations pursuant to Section 1 hereof shall also be subject to the satisfaction on or prior to the Expiration Date of each of the following conditions:

                 (i)    Material Adverse Change.  Since the respective dates as
                        -----------------------
            to which information is given in the Registration Statement and the Prospectus (each as on file with the Commission on the date hereof), there shall not have been any material adverse change in or affecting the business, prospects, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole except to the extent any such changes result from changes in general economic conditions or the decline in prices of stocks generally.

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                 (ii)   Legal Opinion.  Each of Tracinda and 250 Rodeo shall
                        -------------
            have received the opinion, dated as of the date hereof, of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, counsel for the Company, in form and substance satisfactory to their counsel, of the type typically rendered to underwriters in public offerings in the United States relating to incorporation and good standing, authorization of the Rights Offering and the issuance of shares of Common Stock in connection therewith, capitalization of the Company, effectiveness and compliance with regulatory requirements of the Registration Statement, and other consents and approvals required in connection with the Rights Offering.

                 (iii)  Accountant's Comfort Letter.  Banc of America Securities
                        ---------------------------
            LLC and Donaldson, Lufkin & Jenrette Securities Corporation (the "Dealer Managers") shall be in receipt of a comfort letter of the type typically rendered to underwriters in public offerings in the United States from Arthur Andersen & Co., dated as of the date hereof, and each of Tracinda and 250 Rodeo shall have been provided with a copy of such comfort letter. In the event that the Dealer Managers have not received such a comfort letter or if either Tracinda or 250 Rodeo has not been provided with a copy of such letter, each of Tracinda and 250 Rodeo shall have received from Arthur Andersen & Co. a comfort letter dated as of the date hereof, in form and substance satisfactory to it and its counsel, of the type typically rendered to underwriters in public offerings in the United States.

     Section 5.  Notices.  Any notice required to be given hereunder shall be
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sufficient if in writing, and sent by facsimile transmission, by courier service
(with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

            If to the Company, to:

                 Metro-Goldwyn-Mayer Inc.
                 2500 Broadway, 5th Floor
                 Santa Monica, CA 90404-3061
                 Attention:  Robert Brada
                 Telephone:  (310) 449-3669
                 Telecopy:   (310) 586-8193

            with a copy to:

                 Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP 2121 Avenue of the Stars, 18/th/ Floor
                 Los Angeles, CA 90067
                 Attention: Gary N. Jacobs
                 Telephone: (310) 282-6268-7979
                 Telecopy:  (310) 556-2920

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            If to Tracinda or to 250 Rodeo, to:

                 Tracinda Corporation
                 150 South Rodeo Drive, Suite 250
                 Beverly Hills, CA 90212
                 Attention:  Secretary/Treasurer
                 Telecopy:  (310) 271-3416

            with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom
                 300 S. Grand Avenue
                 Suite 3400
                 Los Angeles, CA 90071
                 Attention: Jerome L. Coben
                 Telephone: (213) 687-5000
                 Telecopy:  (213) 687-5600

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     Section 6.  Parties.  This Agreement shall inure to the benefit of and be
                 -------
binding upon Tracinda, 250 Rodeo, the Company and their respective successors and any affiliate of Tracinda (a) to whom rights hereunder are assigned by Tracinda or 250 Rodeo and (b) who assumes in writing the obligations of the assignor hereunder (a "Permitted Assignee"). Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Tracinda, 250 Rodeo, the Company and their respective successors and Permitted Assignees and the controlling persons and officers and directors and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Tracinda, 250 Rodeo, the Company and their respective successors and Permitted Assignees and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities or Subscription Shares from Tracinda or 250 Rodeo shall be deemed to be a successor by reason merely of such purchase.

     Section 7.  Governing Law and Time.  This Agreement shall be governed by
                 ----------------------
and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York City time.

                              ******************

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     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Tracinda, 250 Rodeo and the Company in accordance with its terms. Executed as of this 15th day of October 1999.



                                Very truly yours,

                                METRO-GOLDWYN-MAYER INC.



                                By:
                                    ---------------------------------------
                                    William A.Jones
                                    Senior Executive Vice President & Secretary



Accepted as of the date
first above written

TRACINDA CORPORATION



By:
    ----------------------------
    Anthony L. Mandekic
    Secretary/Treasurer



250 RODEO, INC.



By:
    ----------------------------
    Anthony L. Mandekic
    Secretary/Treasurer

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